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                                                                    Exhibit 10.8

DREAM MAKER PROPERTIES, LLC
                                                              4582 Atwater Court
                                                                Buford, GA 30518

                          COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter referred to as this "Lease"), made this 1st day of July, 2000, by and between DREAM MAKER PROPERTIES, LLC, a Georgia limited liability company (hereinafter called "Landlord") and WAVESPLITTER TECHNOLOGIES, INC. (hereinafter called "Tenant").

                                  WITNESSETH:

PREMISES

     1. In consideration of the rents, covenants, and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the "Premises"), to wit:

     Approximately 7,750 square feet of office/storage space being that area outlined on Exhibit "A" and attached hereto and incorporated herein by this reference;

and being known as 4582 Atwater Court, Suites 103 - 110, Buford, Georgia
30518. Nothing herein contained shall be construed as a grant or rental by Landlord to Tenant of the roof and exterior walls of the building (the "building") of which the Premises form a part, or of the walks and other common areas beyond the Premises, or of the land upon which the building is located which and is described on Exhibit "A-1" attached hereto (the "Land"). The Building, the Land as well as all other improvements located upon the Land shall hereinafter sometimes be collectively referred to as the "Project". No easement for light or air is included in the Premises.

TERM

     2. The term of this Lease (hereinafter the "Lease Term") shall begin on the 1/st/ day of July, 2000, and end on the 30th day of June, 2003, at midnight, unless sooner terminated as hereinafter provided.

RENT

     3. (A) Tenant agrees to pay to Landlord at its regular place of business at the address stated above or at such other location or to such party as Landlord may designate, without any prior demand therefor and without any deduction or set-off whatsoever, an (check one) annual X or monthly _____ rental of $90,000.00, payable in equal monthly installments of $7,500.00 in advance of the first day of each calendar month during the Lease Term. The rental amount for any part of a calendar month shall be calculated from the annual rate. Rent shall increase 3.0% per year starting with the 2/nd/ year of the lease. First month's rent of $7,500.00 and last month's rent of $7,500.00 shall be paid upon Lease execution.

         (B) No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed to be an accord and satisfaction of said rent, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease or under law.

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LATE CHARGE

     4. If Landlord fails to receive any rent payment within ten (10) days after it becomes due, then Tenant shall additionally be obligated to pay interest on such amount from the day it was due until paid at the rate of 18% per year, or, if less, at the maximum rate of interest permitted by law, in addition to a late fee of ten percent (10%) of the overdue amount of rent (not including interest). The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

TAX AND INSURANCE INCREASES

     5. Tenant shall pay upon demand as additional rental during the Lease Term, after the first year, the amount by which all taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises for each tax year exceed all taxes on the Premises for the tax year 2000. The tax for any such year applicable to the Premises shall be determined by proration on the basis that the rentable floor area of the Premises bears to the floor area of the entire property assessed. If the final year of the Lease Term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the Lease Term. If such taxes for the year in which the Lease terminated are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis for determining the pro rata share, if any, to be paid by Tenant for that portion of the last year of the Lease Term. Tenant shall further pay, upon demand for each year during the Lease Term after the first year, its pro rata share of the excess cost of fire and extended coverage insurance, including any and all public liability insurance on the building over the cost for the second year of the Lease Term. Tenant's pro rata portion of increased taxes or share of excess cost of fire and extended coverage and liability insurance, as provided herein, shall be payable within fifteen
(15) days after receipt of notice from Landlord as to the amount due.

SECURITY DEPOSIT

     6. As security for the faithful performance by Tenant of all the terms and conditions of this Lease, upon execution of this Lease Tenant shall deposit with Landlord the sum of $7,500.00, to be held by Landlord without liability to Tenant for any interest thereon. Landlord shall not be required to keep Tenant's security deposit separate from its general accounts. If any of the rents or other charges or sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited. In the event Tenant performs all of Tenant's other obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration of the Lease Term or sooner termination of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

UTILITIES

     7. Tenant shall promptly pay all charges when due for utilities furnished to the Premises, including electricity and any other utility services, and Tenant shall promptly pay all utilities taxes levied in connection with utilities used on the Premises. If Landlord elects or has elected to supply any such utilities, then it reserves the right to charge Tenant for the installation of metering devices (if applicable), and Tenant must pay for his actual use of said services. Water and sewer service is not separately metered. Payment for reasonable use of water is included in the rent. Landlord shall not be responsible or liable in any way whatsoever for the quality, impairment, interruption, stoppage, or other interference with any utility service.
Landlord shall provide dumpster a trash.

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USE OF PREMISES

     8. The Premises shall be used for office, product development and manufacturing and related operation only and no other. The Premises, including for purposes of this paragraph sidewalks, drives, parking areas and other public areas of Landlord's property, shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. In the use of the Premises, Tenant shall comply with all laws, rules and regulations of Landlord and all governmental authorities and shall not permit any contrary use of the Premises.

ABANDONMENT OF THE PREMISES

     9. Tenant agrees not to abandon or vacate the Premises during the Lease Term and agrees to use the Premises for the purposes herein leased until the expiration hereof.

INDEMNITY; INSURANCE

     10A. Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant's use or occupancy of the Premises and all expenses incurred by Landlord because thereof, including attorneys' fees and court costs. The foregoing indemnification obligation shall survive the termination of this Lease. Supplementing the foregoing and in addition thereto, Tenant shall during all times of this Lease and any extension or renewal thereof, and at Tenant's expense, maintain in full force and effect comprehensive general liability insurance with limits of $1,000,000.00 per person and $3,000,000.00 per accident and property damage limits sufficient for fully insuring all of Tenant's personal property, fixtures and equipment located on the premises, of which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this paragraph 10A and naming Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease and shall provide evidence of the renewal of said insurance of at least fifteen (15) days prior to the expiration thereof. Said Insurance shall be on an occurrence basis and shall be with an insurance company acceptable to Landlord at its reasonable discretion. Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance or the insurance to be maintained by Landlord as provided in paragraph 10B. Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     10B. Landlord shall maintain "All Risk" property insurance at replacement cost, including loss of rents, on the Project, and commercial general liability insurance, each with such terms, coverages and conditions as are normally carried by prudent owners of properties similar to the Project.

REPAIRS BY LANDLORD

     11. Landlord agrees to keep in good repair the roof, foundations and exterior walls of the Premises (exclusive of all glass and exclusive of all exterior doors) and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence or intentional wrongful acts of Tenant, its agents, employees or invitees. Landlord shall maintain the grounds surrounding the building, including paving, the mowing of grass, care of shrubs and general landscaping. Tenant shall promptly report to Landlord any defective condition known to it which Landlord is required to repair. In each and every instance, and not cumulatively, Tenant shall pay the first $50.00 of the cost of any repairs to the Premises made by Landlord as agreed by Landlord hereunder or otherwise, other than repairs to the roof, foundation or exterior walls.

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REPAIRS BY TENANT

     12. Tenant accepts the Premises in their present condition and as suited for the use intended by Tenant. Tenant shall, throughout the initial Lease Term, and any extension or renewal thereof, at its expense, maintain in good order and repair the Premises and other improvements located thereon, except those repairs expressly required to be made by Landlord hereunder. Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted. Final office buildouts to be approved by Tenant prior to occupancy as per Exhibit "A" attached hereto and made a part hereof.

ALTERATIONS

     13. Tenant shall not make any alterations, additions, or improvement to the Premises without Landlord's prior written consent, which will not be delayed or unreasonably withheld. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 13 upon Landlord's written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, free of any liens or encumbrances. Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) at the termination of this Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense; any damage to the Premises caused by the removal of any such machinery or equipment. Tenant shall at Tenant's expense, install window coverings consistent with window coverings in other units in the Business Park.

REMOVAL OF FIXTURES

     14. Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

DESTRUCTION OF OR DAMAGE TO PREMISES

     15. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Tenant shall immediately notify Landlord in writing of such event. Thereafter, Landlord shall notify Tenant within thirty (30) days after the date Landlord receives notice of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed ninety (90) days, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than ten (10) days after the Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take ninety
(90) days or less, then Landlord shall promptly restore the Premises including the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from force majeure events. Tenant, at Tenant's expense, shall promptly perform all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one (1) month to repair such damage. In the event the damage was caused by willful misconduct of Tenant or its agents, employees, invitees or those for whom Tenant is responsible, Tenant shall pay to Landlord, with respect to any

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damage to the Premises, the amount of commercially reasonable deductible under
Landlord's insurance policy (not to exceed $20,000) within ten (10) days after presentment of Landlord's invoice. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the premises are untentantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Such abatement shall be the sole remedy of Tenant, and, except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord.

GOVERNMENTAL ORDERS

     16. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to six months' rent, then Landlord or Tenant who is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party by registered mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party giving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of six months' rent, or secure payment of said sum in manner satisfactory to the party giving notice.

CONDEMNATION

     17. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor; provided, however, in no court shall Tenant enter any claim against Landlord or the condemning authority for the value of unexpired lease term. Subject to the foregoing, it is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided.

ASSIGNMENT AND SUBLETTING

     18. Tenant shall not, without the prior written consent of Landlord, which shall not unreasonably be withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to any assignment or sublease shall not impair this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

     19. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the Lease Term, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant: (1) Tenant fails to timely pay the rental or any other amount owed Landlord as provided for herein when due (2) Tenant abandons or vacates the Premises; (3) Tenant fails to comply

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with or abide by and perform any other material obligation imposed upon Tenant under this Lease; (4) Tenant is adjudicated bankrupt; (5) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty
(60) days after written notice from Landlord to Tenant to obtain such removal;
(6) Tenant, either voluntarily or involuntarily, takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred; (7) Tenant makes an assignment for the benefit of creditors; and (8) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

     20. Upon the occurrence of an Event of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without prejudice to any other remedy herein provided or provided by law: if the Event of Default involves nonpayment of rental or other amount required hereunder to be paid to Landlord and Tenant fails to cure such default within ten (10) days after receipt of written notice thereof from Landlord, or if the Event of Default involves a default in performing any of the terms or provisions of this Lease other than the payment of rental or other amount required hereunder to be paid to Landlord, and Tenant fails to cure such default within thirty (30) days after the receipt of written notice of default from Landlord (provided, however, in the event such default cannot with reasonable diligence be cured within thirty (30) day period, Tenant shall have such additional reasonable period of time as is necessary to cure such default so long as Tenant commences to cure within such thirty (30) day period and shall diligently prosecute in good faith such cure to completion)., Landlord may terminate this Lease by giving written notice to Tenant and upon such termination shall be entitled to recover from Tenant damages in an amount equal to all rental which is then due and the present value (discounted at ten percent (10%) per annum) of all rental which would otherwise have become due throughout the then remaining term of this Lease (as if this Lease had not been terminated). Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant's default. Tenant acknowledges that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in Official Code of Georgia Annotated Section 44-7-31.

EXTERIOR SIGNS

     21. Tenant shall place no signs upon the outside walls or roof of the Premises or visible through the windows of the Premises except with the written consent of the Landlord. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damages caused by installation, use or maintenance of said signs, and all damage incident to such removal.

LANDLORD'S ENTRY OF PREMISES

     22. Landlord may card the Premises "For Rent" or "For Sale" sixty (60) days before the termination of this Lease. Landlord may enter the Premises during business hours with reasonable advance notice to Tenant to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms

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hereof or to make repairs to Landlord's adjoining property, if any, with 24 hours notice; provided, however, no notice shall be required in the event of an emergency.

EFFECT OF TERMINATION OF LEASE

     23. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

BROKERAGE COMMISSIONS

     24. Tenant warrants and represents to Landlord that Tenant has not employed or retained any broker, finder or agent other than MDM Real Estate Group, LLC in connection with the negotiation and execution of this Lease and agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, damage, liability expense incurred by Landlord resulting from or attributable to, any claim for Broker's fee or commission claimed by any party claiming by, through or under Tenant other than the aforementioned named Broker. Landlord/Tenant Agency Transaction Broker Form is attached hereto as Exhibit "B".

QUIET ENJOYMENT

     25. So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises against those claiming by, through or under Landlord, but always subject to the terms hereof.

NO ESTATE IN LAND

     26. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

HOLDING OVER

     27. If Tenant remains in possession of the Premises after expiration of the Lease Term, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after expiration of the Lease Term without Landlord's acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rental payable under Paragraph 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the premises, be twice the monthly rental otherwise payable under Paragraph 3 above.

ATTORNEYS FEES

     28. In the event that either party brings any action or proceeding to enforce any term, covenant or condition of this Lease, then the prevailing party in such litigation, shall be entitled to recover from other party reasonable attorneys' fees to be fixed by the court in such action or proceeding. Furthermore, Tenant agrees to pay the attorneys' fees and expenses of Landlord if Landlord is made a party to litigation because of its being a party to this Lease and when it has not engaged in any wrongful conduct itself, if brought about by wrongful conduct of tenant.

RIGHTS CUMULATIVE

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     29.  Unless and except as might otherwise specifically be provided for herein to the contrary, all rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

WAIVER OF RIGHTS

     30. No failure of either party to exercise any power given to such party hereunder or to insist upon strict compliance by the other party of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of a party's right to demand exact compliance with the terms hereof.

ENVIRONMENTAL LAWS

     31. Tenant represents and warrants that Tenant shall comply with all applicable environmental laws and that Tenant shall not permit any of its employees, agents, contractors or subcontractors, or any person present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any hazardous substances which would result in the Premises not being in compliance with any applicable environmental laws.

SUBORDINATION AND ESTOPPEL STATEMENT

     32. (a) Tenant agrees that this Lease shall be subordinate to any mortgages or deeds to secure debt, now or hereafter encumbering the property of which the Premises are a part, and to all advances made or hereafter made upon the security thereof. Tenant agrees to cooperate and take any further action and execute any further documents or instruments to effectuate such subordination.

          (b) Upon Landlord's request Tenant agrees to execute and deliver in recordable form an estoppel certificate to any mortgagee or proposed mortgagee or purchaser or holder of a security deed or to Landlord certifying (if such be the case) that this Lease, including any modifications, is in full force and effect and that there are no defenses or offsets against the enforcement thereof; and stating the date to which rentals and other charges are paid and stating such other matters as might reasonably be requested by Landlord.

ATTORNMENT

     33. Tenant shall in the event of the sale or assignment of Landlord's interest in the property of which the Premises form a part, or in the event of any proceeding brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or security deed made by Landlord covering the Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

MEMORANDUM OF LEASE

     34. Landlord reserves the right to record a memorandum of lease that summarizes the essential elements of this Lease. Tenant herein agrees to execute whatever documents are required to properly record a memorandum of lease if Landlord should elect to do so. Tenant agrees not to record this Lease or any memorandum hereof.

TIME OF ESSENCE

     35.  Time is of the essence of this Lease.

DEFINITIONS

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     36.  "Landlord" as used in this Lease shall include as well Landlord's representatives, assigns and successors in title to the Premises. "Tenant" shall include as well Tenant's heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees as to the Premises covered by such assignment or sublease. "Landlord" and "Tenant" shall include male and female, singular and plural, corporation, limited liability company, partnership or individual, as may fit the particular parties.

NOTICES

     37. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U. S. Certified Mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered or sent to the address shown below. Notices to Landlord shall be delivered or sent to the address hereinafter stated, to-wit:


     Landlord:                DREAM MAKER PROPERTIES, LLC
                              Attn. Roy and Sharon Mixer
                              1891 Birch Briar Bend
                              Lawrenceville, GA  30043
                              (770) 654-7408

     Tenant:                  WAVESPLITTER TECHNOLOGIES, INC.
                              46430 Fremont Boulevard
                              Fremont, CA 94538
                              Attention: Chief Financial Officer

ENTIRE AGREEMENT

     38. This Lease contains the entire agreement of the parties hereto with respect to the subject matter covered, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

SPECIAL STIPULATIONS

     39. Any special stipulations are set forth below. Insofar as said Special Stipulations conflict with any of the foregoing provisions, said Special Stipulations shall control.

PARTIAL INVALIDITY

     40. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

LIMITATION OF LIABILITY

     41. The term Landlord as used in this Lease shall be limited to mean and include only the owner or owners, at the time in question, of the fee of the Premises and in no event shall such term or any covenant be construed to impose a personal obligation upon a property manager or leasing agent who is an independent real estate broker and, as such, an independent contractor authorized by the owner of the Premises to secure leases and to mange the Premises pursuant to a written management contract. Nothing herein shall be construed to imply or impose upon either a property manager or leasing broker or the owner of the Premises, a general agency relationship. In the event of any transfer of title to such fee, the Landlord herein shall be automatically freed and relieved from all personal liability with respect to performance of any covenant or obligation on part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly

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

assumes, subject to the limitations of this paragraph, all the terms, covenants and conditions of this Lease to be performed on the part of the Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during their respective successive periods of ownership. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder nor partner of Landlord shall have any personal liability with respect to this Lease.

LANDLORD DEFAULTS

     42. Notwithstanding any other provision of this Lease to the contrary, in the event of any default by Landlord under this Lease, Tenant's sole and exclusive remedies shall be an action for damages or an action for specific performance (Tenant hereby waiving any right of deduction or setoff against rental due Landlord and also waiving any right to terminate this Lease as a result of such default), but prior to any such action Tenant shall give Landlord written notice specifying such default with peculiarity, and Landlord shall then have thirty (30) days in which to cure any such default; provided, however, in the event such default cannot with reasonable diligence be cured within thirty
(30) day period, Landlord shall have such additional reasonable period of time as is necessary to cure such default so long as Landlord commences to cure within such thirty (30) day period and shall diligently prosecute in good faith such cure to completion.

RENEWAL OPTIONS

     43. Tenant shall have the option to renew this lease for two (2) additional two (2) year periods on the same terms and conditions.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the date and year first above written.

Attestation by witness and notary required only if lease is to be recorded.

Signed, sealed and delivered as
to Landlord, in the presence of:        LANDLORD:


________________________________        DREAM MAKER PROPERTIES, L.L.C.
Witness

________________________________                                      [SEAL]
Notary Public                           By:  /s/ Roy Mixer
                                            ------------------------
Notarized by me on _____________, 20___     Roy Mixer
My Commission Expires:                      Principal

[NOTARIAL SEAL]


Signed, sealed and delivered as
to Tenant, in the presence of:          TENANT:


________________________________        WAVESPLITTER TECHNOLOGIES, INC.

Witness
________________________________      BY: /s/ Doug Hornaday        [SEAL]
Notary Public                            --------------------------
                                         Doug Hornaday
Notarized by me on ______________, 20__  Sales Director
My Commission Expires:

[NOTARIAL SEAL]

                                       11